COMMONWEALTH OF THE BAHAMAS

NEW PROVIDENCE

                               PROMISSORY NOTE

                         $500,000 U.S.


     The undersigned MONTBLANC ENTERPRISES LIMITED, in consideration of the issuance of FIVE HUNDRED THOUSAND (500,000) common shares which were issued pursuant to Rule 144 of the Securities Act of 1933, promises to pay to ALPHATRADE.COM, a Nevada Corporation, no later than February 18, 2000 the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000 U.S.).

     The payor may prepay any part of or the entire balance due under this Note without a prepayment penalty.

     The undersigned agrees that AlphaTrade.com shall have possession of the said Share certificate of AlphaTrade.com for 500,000 shares registered in the name of Montblanc Enterprises Limited. Should the entire $500,000 not be received by AlphaTrade.com by February 18, 2000 the undersigned agrees that the share certificate shall be returned to Signature Stock Transfer for cancellation as to that portion of the shares that remain unpaid on a one share per $1.00 basis.

This note shall be governed in all respects by the laws of the State of Nevada

Dated:  18th day of February, 1999.

/s/  Paul A.C. Knowles
Montblanc Enterprises Limited
By its Sole Director Elizabeth Nominees Ltd.
Represented by Paul A.C. Knowles